Ex-99.B6


                             DISTRIBUTION AGREEMENT


         This Agreement, made as of the 30th day of September , 1997 between Fleming Capital Mutual Fund Group Inc., a Maryland corporation (the "Fund"), and the First Fund Distributors, Inc. (the "Distributor"), a corporation.

                                   WITNESSETH:

         WHEREAS, the Fund proposes to engage in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the Fund's shares of beneficial interest (the "Shares"), $0.001 par value, to commence on,

         NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the Fund and the Distributor hereby agree as follows:

         1. Appointment of Distributor. The Fund hereby appoints the Distributor as its exclusive agent to sell and to arrange for the sale of the Fund's shares of beneficial interest ("Shares") at the net asset value per share plus any applicable sales charges in accordance with the Fund's current prospectus(es), on the terms and for the period set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to act hereunder directly and/or through the Fund's transfer agent using all reasonable efforts in connection with the distribution of Shares of the Fund. It is understood and agreed that the services of the Distributor hereunder are not exclusive, and the Distributor may act as principal underwriter for the shares of any other registered investment company.

         2. Services and Duties of the Distributor.

                  (a) The  Distributor  agrees to sell the Shares,  as agent for the Fund, from time to time during the term of this Agreement upon the terms described in the Fund's current Prospectus(es). As used in this Agreement, the term "Prospectus" shall mean the prospectus and statement of additional information included as part of the Fund's Registration Statement, as such prospectus and statement of additional information may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the registration statement most recently filed from time to time by the Fund with the Securities and Exchange Commission and effective under the 1933 Act and the 1940 Act, as such Registration Statement is amended by any amendments thereto at the time in effect. The Distributor shall not be obligated to sell any certain number of Shares.

                  (b) The Distributor will hold itself available to receive orders, that the Distributor reasonably believes to be in good order, for the purchase of the Shares and will accept such orders and will transmit such orders as are so accepted and funds received by it in payment for such Shares to the Fund's transfer agent or custodian, as appropriate, as promptly as practicable. Purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus. The Distributor shall not make any short sales of Shares.

                  (c) The offering price of the Shares shall be the net asset value per share of the Shares plus any applicable sales charges, determined as set forth in the Prospectus. The Fund shall furnish the Distributor, with all possible promptness, an advice of each computation of net asset value and offering price.

         3. Duties of the Fund.

                  (a) Maintenance of Federal Registration. The Fund shall, at its expense, take, from time to time, all necessary action and such steps, including payment of the related filing fees, as may be necessary to register and maintain registration of a sufficient number of Shares under the 1933 Act. The Fund agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in a Registration Statement or Prospectus, or necessary in order that there may be no omission to state a material fact in the Registration Statement or Prospectus which omission would make the statements therein misleading.

                  (b) Maintenance of "Blue Sky" Qualifications. The Fund shall, at its expense, use its best efforts to qualify and maintain the qualification of an appropriate number of Shares for sale under the securities laws of such states as the Distributor and the Fund may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Fund as a broker or dealer in such states; provided that the Fund shall not be required to amend its Articles of Incorporation or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of the Shares in any state, to change the terms of the offering of the Shares in any state from the terms set forth in its Registration Statement and Prospectus, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering and sale of the Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualifications.

                  (c) Copies of Reports and Prospectus. The Funds shall, at its expense, keep the Distributor fully informed with regard to its affairs that reasonably relate to the distribution of the Fund's Shares and in connection therewith shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares, including such reasonable number of copies of its Prospectus and annual and interim reports as the Distributor may request and shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Shares and in the performance of the Distributor under this Agreement.

         4. Conformity with Applicable Law and Rules. The Distributor agrees that in selling Shares hereunder it shall conform in all respects with the laws of the United States and of any state in which Shares may be offered, and with applicable rules and regulations of the NASD.

         5. Independent Contractor. In performing its duties hereunder, the Distributor shall be an independent contractor and neither the Distributor, nor any of its officers, directors, employees, or representatives is or shall be an employee of the Fund in the performance of the Distributor's duties hereunder. The Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

         6. Indemnification.

                  (a) Indemnification of Fund. The Distributor agrees to indemnify and hold harmless the Fund and each of its present or former directors, officers, employees, representatives an each person, if any, who controls or previously controlled the Fund within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs or investigating or defending any alleged loss, liability, damage, claims or expense and reasonable legal counsel fees incurred in connection therewith) to which the Fund or any such person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Distributor or any of the Distributor's directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, shareholder report or other information covering Shares filed or made public by the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Fund by the Distributor, it being understood that the Fund will rely upon the information provided by the Distributor for use in the preparation of the Registration Statement and Prospectus. In no case (i) is the Distributor's indemnity in favor of the Fund, or any other person indemnified, to be deemed to protect the Fund or such indemnified person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice to such service on any designated agent). However, failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which the Distributor may have to the Fund or any person against whom such action is brought otherwise than on account of the Distributor's indemnity agreement contained in this Paragraph.

         The Distributor shall be entitled to participate, at its own expense, in the defense, or, if the Distributor so elects, to assume the defense of any suit brought to enforce any claim as to which it provides this indemnification, but, if the Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Distributor and satisfactory to the Fund, whose approval shall not be unreasonably withheld, and any other indemnified defendant or defendants in the suit. In the event that the Distributor elects to assume the defense of any such suit and retain such legal counsel, the Fund and any other indemnified defendant or defendants in the suit shall bear the fees and expenses of any additional legal counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, the Distributor will reimburse the Fund and any other indemnified defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them. The Distributor agrees to promptly notify the Fund of the commencement of any litigation of proceedings against it or any of its officers, employees, representatives or control persons in connection with the issue or sale of any Shares.

                  (b) Indemnification of the Distributor. The Fund agrees to indemnify and hold harmless the Distributor and each of its present or former officers, employees, representatives and each person, if any, who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which the Distributor or other indemnified person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which
(i) may be based upon any wrongful act by the Fund or any of the Fund's directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, shareholder report or other information covering Shares filed or made public by the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished to the Fund by the Distributor, it being understood that the Fund will rely upon the information provided by the Distributor for use in the preparation of the Registration Statement and Prospectus. In no case (i) is the Fund's indemnity in favor of the Distributor, or any person indemnified to be deemed to protect the Distributor or such indemnified person against any liability to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement, or (ii) is the Fund to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against Distributor, or person indemnified unless the Distributor, or such indemnified person, as the case may be, shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or upon such person (or after the Distributor or such person shall have received notice of such service on any designated agent). However, failure to notify the Fund of any such claim shall not relieve the Fund from any liability which the Fund may have to the Distributor or any person against whom such action is brought otherwise than on account of the Fund's indemnity agreement contained in this Paragraph.

                  The Fund shall be entitled to participate, at its own expense, in the defense, or, if the Fund so elects, to assume the defense of any suit brought to enforce any claim as to which it provides this indemnification, but if the Fund elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Fund and satisfactory to the Distributor whose approval shall not be unreasonably withheld, and any other indemnified defendant or defendants in the suit. In the event that the Fund elects to assume the defense of any such suit and retain such legal counsel, the Distributor, and any other indemnified defendant or defendants in the suit, shall bear the fees and expenses of any additional legal counsel retained by them. If the Fund does not elect to assume the defense of any such suit, the Fund will reimburse the Distributor and any other indemnified defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them. The Fund agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its directors, officers, employees or representatives in connection with the issue or sale of any Shares.

         7. Authorized Representation. The Distributor is not authorized by the Fund to give on behalf of the Fund any information or to make any representations in connection with the sale of Shares other than the information and representations contained in a registration statement filed with the Securities and Exchange Commission ("SEC") under the 1933 Act and the 1940 Act, as such registration statement may be amended from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of the Fund for the Distributor's use. The Distributor may prepare and distribute sales literature and other material as it may deem appropriate, provided that such literature and materials have been prepared in accordance with applicable laws, rules and regulations and further provided that the Fund be given notice of such literature and materials prior to their first distribution. No person other than the Distributor is authorized to act as principal underwriter (as such term is defined in the 1940 Act) for the Fund.

         8. Term of Agreement. This Agreement shall be effective upon its execution, and unless terminated as provided, shall continue in force through , 1999 and thereafter from year to year, provided that such annual continuance is approved by (i) either the vote of a majority of the Directors of the Fund, or the vote of a majority of the outstanding voting securities of the Fund, and
(ii) the vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party ("Qualified Directors") cast in person at a meeting called for the purpose of voting on the approval. The Distributor shall furnish to the Fund, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

         9. Amendment and Assignment of Agreement. This Agreement may not be amended without the affirmative vote of a majority of the outstanding voting securities of the Fund. This Agreement shall automatically and immediately terminate in the event of its assignment.

         10. Termination of Agreement. This Agreement may be terminated by either party hereto, without the payment of any penalty, on not more than upon 60 days' nor less than 30 days' prior notice in writing to the other party; provided, that in the case of termination by the Fund such action shall have been authorized by resolution of a majority of the Qualified Directors of the Fund, or by vote of a majority of the outstanding voting securities of the Fund.

         11. Miscellaneous. The captions of this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         This  Agreement  may  be  executed   simultaneously   in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Nothing herein contained shall be deemed to require the Fund to take any action contrary to its Articles of Incorporation or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Directors of the Fund of its responsibility for and control of the conduct of the affairs of the Fund.

         12. Compliance with Securities Laws. The Fund represents that it is registered as an open-end management investment company under the 1940 Act, and agrees that it will comply with all applicable provisions of the 1940 Act, the 1933 Act and state securities laws and the rules and regulations thereunder. The Distributor represents that it is a broker-dealer registered under the Securities Exchange Act of 1934, is a member in good standing of the National Association of Securities Dealers, Inc., and agrees to comply with all of the applicable terms and provisions of the Securities Exchange Act of 1934, the 1940 Act, the 1933 Act, and state securities laws and the rules and regulations thereunder and with applicable rules and regulations of the NASD.

         13. Notices. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid to the Distributor at 4455 E. Camelback Rd., Suite 261-E, Phoenix, AZ 85018 and to the Fund at 320 Park Avenue, New York, NY 10022.

         14. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, however, shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities", "interested persons", "assignment", and "affiliated person", as used in this Agreement, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general applications, such provision shall be deemed to incorporate the effect of such rule, regulation or order. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         15. Limitation of Liability. A copy of the Articles of Incorporation of the Fund is on file with the State Department of Assessment and Taxation of the State of Maryland, and notice is hereby given that this Agreement is executed on behalf of the Directors of the Fund as Directors and not individually and that the obligations of this instrument are not binding upon any of the Directors, officers or Shareholders of the Fund individually but binding only upon the assets and property of the Fund. Further, obligations of the Fund with respect to any one Portfolio shall not be binding upon any other Portfolio.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their fully authorized representatives and their respective corporate seals to be hereunto affixed, as of the day and year first above written.


                                              Fleming Capital Mutual Fund Group


                                              By /s/ Jonathan K.L. Simon
                                                --------------------------
Attest:


/s/ Sharon A. Devlin
--------------------



                                              First Fund Distributors, Inc.


                                              By:/s/ Eric M. Banhazl
                                                ----------------------

Attest:


/s/ Joy Ausili
--------------